SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2003

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated July 18, 2003.

Item 9.         Regulation FD Disclosure.

        On July 18, 2003, Fentura Financial, Inc. issued a press release announcing results for the second quarter and year-to-date 2003 results. A copy of the press release is attached as Exhibit 99.1.

        This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 18, 2003	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Ronald L. Justice Ronald L. Justice Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated July 18, 2003.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985 July 18, 2003

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES SECOND QUARTER 2003 RESULTS

        Fentura Financial, Inc. announced net income of $910,000 or .53 per diluted share for the three months ended June 30, 2003, a 17.4% increase over the net income of $775,000 or .45 per diluted share achieved in the same quarter of 2002. Net interest income increased modestly over the prior year, but non interest income from deposit account service charges and mortgage banking activities increased substantially over the second quarter of the prior year. The non interest income gains offset a substantial increase in loan loss provision expense which was recorded in connection with the default and collateral liquidation of a commercial loan granted previously by The State Bank. This unique situation is not an indication of loan portfolio problems, as overall asset quality remains strong.

        Year-to-date earnings of $1,731,000 or $1.01 per diluted share reflect a 26.4% increase over the $1,369,000 reported during the first six months of 2002. While the year-to-date net interest margin declined from 4.50% to 4.24%, balance sheet growth resulted in a 6.6% increase in net interest income in the year-to-date comparison. Non interest income gains associated with deposit account and mortgage banking activities mentioned previously offset modest increases in non interest expense and the additional provision expense.

        Total assets increased $86,000,000 over the level reported at June 30, 2002. Approximately $22,000,000 of the total increase involved the temporary investment of bond funds from a local municipality. Additionally, The State Bank utilized borrowings to fund an expansion of the investment portfolio. Management expects the transaction to assist in insulating the Bank from further margin compression which may result from future reductions in market interest rates. Core deposits increased approximately $50,000,000 or 18.8% over the prior year. Retail loans declined slightly while commercial loans increased $20,000,000 or 13.7%. Total shareholder’s equity increased from $39,068,000 to $40,116,000 and return on average shareholder equity increased 23.8% from 7.02% to 8.69%.

        Fentura Financial, Inc. is the financial services holding company for The State Bank headquartered in Fenton, Michigan, with offices serving Fenton, Linden, Holly and Grand Blanc, as well as Davison State Bank with two offices serving the Davison area.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words "believe," "expect," "potential," and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future interest margins. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission

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